 As filed with the Securities and Exchange Commission on November 14, 1995

                                            Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                 UNDER THE
                          SECURITIES ACT OF 1933


                         TRANSAMERICA CORPORATION
            (Exact name of issuer as specified in its charter)


           DELAWARE                                    94-0932740
   (State or jurisdiction of              (I.R.S. Employer Identification No.)
 incorporation or organization)

          600 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94111
                 (Address of Principal Executive Offices)

        TRANSAMERICA CORPORATION 1995 PERFORMANCE STOCK OPTION PLAN
                         (Full Title of the Plan)

                         Shirley H. Buccieri, Esq.
           Senior Vice President, General Counsel and Secretary
                         Transamerica Corporation
          600 Montgomery Street, San Francisco, California 94111
                  (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (415) 983-4187

                                Copies to:
                           John E. Aguirre, Esq.
                      Orrick, Herrington & Sutcliffe
                            400 Sansome Street
                         San Francisco, CA  94111


                         Proposed  Proposed
                         Maximum   Maximum
Title of                 Offering  Aggregate    Amount of
Securities to   Amount to be  Price Per Offering     Registration
be Registered   Registered    Share (1) Price (1)         Fee (1)

Common Stock    5,000,000     $71.00    $355,000,000.00   $71,000.00
(2)           shares

(1) Estimated solely for the purpose of calculating the registration fee on the basis of $71.00 per share, the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on November 10, 1995.

(2) Associated with the Common Stock are Preference Stock Purchase Rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration Statement: (i) Transamerica Corporation's (the "Corporation") latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) all other reports filed by the Corporation pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Corporation's latest annual report; and (iii) the description of the Corporation's common stock contained in the Corporation's Registration Statement on Form 8-A, as it may have been amended from time to time. All documents filed by the Corporation or the Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 145 of the Delaware Corporation Law, the Corporation's Certificate of Incorporation eliminates the personal liability of its directors to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under
Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (iv) any transaction from which the director derived an improper personal benefit.

As authorized by Section 145 of the Delaware Corporation Law, the
Corporation's By-Laws provide for indemnification of its directors and officers in certain cases. Indemnification shall be provided when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the Corporation or a director or officer of the Corporation serving at the request of PAGE 3 the Corporation as a director, officer, employee or agent of another enterprise; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that the director or officer did not act in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful; and provided, further, that, except as to actions to enforce indemnification rights, the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. When indemnification is required, the director or officer shall be indemnified for losses, liabilities and expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection therewith.

If such proceeding is brought by or on behalf of the Corporation, such person shall be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Corporation; however, a court may, even in such case, allow indemnification to such person for such expenses as the court deems proper.

The Corporation's By-Laws provide that, notwithstanding the foregoing, where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her unless the Corporation has determined that indemnification of such person is not proper because he or she has not met the applicable standard of conduct.

In addition to the above, the Corporation has entered into Indemnification Agreements (the "Indemnification Agreements") with each of its directors and officers. The Indemnification Agreements provide directors and officers with generally the same indemnification by the Corporation as is set forth in the immediately preceding paragraphs except that the Indemnification Agreements differ from the By-Laws in the following significant respects: (1) following a change in control (as defined) of the Corporation, approval by the Board of Directors of the Corporation of a claim initiated by a director or officer is not required as a condition to such person's indemnification rights; and (2) no indemnification shall be provided to a director or officer if a final adjudication or judgment adverse to such PAGE 4 person establishes that such person did not meet the required standard of care and such person's actions were material to the cause of action adjudicated or, with respect to an action brought by or in the right of the Corporation, that such person committed an act for which personal liability has not been eliminated under the Corporation's Certificate of Incorporation.

The Indemnification Agreements also provide for (i) arbitration of indemnification claims after a change in control of the Corporation, (ii) if a potential change in control or a change in control occurs, the establishment of a trust for the benefit of an indemnitee of reasonably anticipated indemnification amounts, and (iii) if the indemnification provided in the Indemnification Agreements is not available, contribution by the Corporation based on the relative benefits to the Corporation and the indemnitee and the relative fault of the Corporation and the indemnitee.

There is directors and officers liability insurance presently outstanding which insures directors and officers of the Corporation. The policy covers losses for which the Corporation shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policy also covers losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Corporation. The losses covered by the policy are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policy contains certain deductible provisions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.   EXHIBITS

4.1  Transamerica Corporation 1995 Performance Stock Option Plan.

4.2  Form of Nonqualified Stock Option Agreement under the
     Registrant's 1995 Performance Stock Option Plan
     (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, Commission File No. 1-2964).

4.3  Form of Nonqualified Stock Option Agreement granted with
     Tandem Limited Stock Appreciation Right under the
     Registrant's 1995 Performance Stock Option Plan
     (incorporated by reference to Exhibit 10.3 to the
PAGE 5

     Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, Commission File No. 1-2964).

4.4  Form of Tandem Limited Stock Appreciation Right under the
     Registrant's 1995 Performance Stock Option Plan
     (incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, Commission File No. 1-2964).

5.1  Opinion of Orrick, Herrington & Sutcliffe.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe (contained in
     Exhibit 5.1 to this Registration Statement).

24.1 Powers of Attorney.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)     To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of PAGE 6 such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PAGE 7
                                Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on November 6, 1995.

TRANSAMERICA CORPORATION
         (Registrant)

/s/ Burton E. Broome
Burton E. Broome
Vice President and Controller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Signature

Title
Date


Principal Executive Officer:


/s/ Frank C. Herringer
Frank C. Herringer

President and
Chief Executive
Officer



November 6, 1995



Principal Financial Officer:


/s/ Edgar H. Grubb
Edgar H. Grubb

Executive Vice
President and
Chief Financial
Officer




November 6, 1995



Principal Accounting Officer:


/s/ Burton E. Broome
Burton E. Broome

Vice President
and Controller




November 6, 1995

Directors:


/s/ Myron Du Bain
Myron Du Bain               Director       November 6, 1995


/s/ Samuel L. Ginn
Samuel L. Ginn              Director       November 6, 1995


/s/ James R. Harvey
James R. Harvey             Director       November 6, 1995


/s/ Frank C. Herringer
Frank C. Herringer          Director       November 6, 1995


/s/ Gordon E. Moore
Gordon E. Moore             Director       November 6, 1995


/s/ Toni Rembe
Toni Rembe                  Director       November 6, 1995


/s/ Condoleezza Rice
Condoleezza Rice            Director       November 6, 1995


/s/ Charles R. Schwab
Charles R. Schwab           Director       November 6, 1995


/s/ Forrest N. Shumway
Forrest N. Shumway          Director       November 6, 1995


/s/ Peter V. Ueberroth
Peter V. Ueberroth          Director       November 6, 1995


*By:  /s/ Robert D. Myers
             Robert D. Myers
             Attorney-in-Fact

A majority of the members of the Board of Directors.
PAGE 9

                               EXHIBIT INDEX

4.1  Transamerica Corporation 1995 Performance Stock Option Plan.

4.2  Form of Nonqualified Stock Option Agreement under the
     Registrant's 1995 Performance Stock Option Plan
     (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, Commission File No. 1-2964).

4.3  Form of Nonqualified Stock Option Agreement granted with
     Tandem Limited Stock Appreciation Right under the
     Registrant's 1995 Performance Stock Option Plan
     (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, Commission File No. 1-2964).

4.4  Form of Tandem Limited Stock Appreciation Right under the
     Registrant's 1995 Performance Stock Option Plan
     (incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, Commission File No. 1-2964).

5.1  Opinion of Orrick, Herrington & Sutcliffe.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe (contained in
     Exhibit 5.1 to this Registration Statement).

24.1 Powers of Attorney.

PAGE 10
                                                                Exhibit 4.1


                         TRANSAMERICA CORPORATION
                    1995 PERFORMANCE STOCK OPTION PLAN


          TRANSAMERICA CORPORATION, hereby adopts the
Transamerica Corporation 1995 Performance Stock Option Plan, effective as of January 26, 1995, as follows:

                                 SECTION 1
                          BACKGROUND AND PURPOSE

          1.1 Background and Effective Date. The Plan permits the grant of Options and Tandem Limited Stock Appreciation Rights. The Plan is effective as of January 26, 1995, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 1995 Annual Meeting of Stockholders. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

          1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain key executives of the Corporation and its Affiliates. The Plan is intended to motivate Participants to manage the Corporation to provide a superior return to stockholders. The Plan is further intended to align Participants' interests with those of the Corporation's stockholders.

                                 SECTION 2
                                DEFINITIONS

          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Corporation.
PAGE 11

          2.3 "Award" means, individually or collectively, a grant under the Plan of Options and/or TLSARs.

          2.4 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award.

          2.5 "Board" means the Board of Directors of the Corporation.

          2.6 "Change of Control" means the occurrence of any of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934
Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or
(2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph (a) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control: (i) any increase in such percentage ownership of a Person to 20% or more resulting solely from any acquisition of shares directly from the Corporation or any acquisition of shares by the Corporation, provided, however, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 2% or more (measured as of the date of each such subsequent acquisition) to such Person's beneficial ownership of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities shall be deemed to constitute a Change of Control, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (c) below; or

          (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or
PAGE 12

          (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          2.7 "Change of Control Value" means the greater of (a) the highest Fair Market Value of a Share during the period of 60 consecutive days which ends on the date of a Change of Control, or (b) the highest price per Share paid in the transaction which gives rise to the Change of Control.

          2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
PAGE 13

          2.9  "Committee" means the Management Development and
Compensation Committee of the Board, or any other committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

          2.10 "Corporation" means Transamerica Corporation, a
Delaware corporation, or any successor thereto.

          2.11 "Director" means any individual who is a member of the Board.

          2.12 "Disability" means a Termination of Employment by reason of the Executive's becoming permanently and totally disabled. An Executive shall be deemed to have become permanently and totally disabled for purposes of the Plan if (and only if) he or she has become permanently and totally disabled under the long-term disability plan sponsored by his or her employer.

          2.13 "Early Retirement" means a Termination of
Employment by reason of the Executive's early retirement at or after his or her "Early Retirement Date" under the Retirement
Plan for Salaried U.S. Employees of Transamerica Corporation and
Affiliates (or any successor thereto).

          2.14 "Executive" means an employee of the Corporation or of an Affiliate who is a member of the SEC and/or the SMC, whether such employee is a member at the time the Plan is adopted or becomes a member subsequent to the adoption of the Plan.

          2.15 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or TLSAR.

          2.16 "Fair Market Value" means the last quoted per Share selling price for Shares on the relevant date, as quoted in the New York Stock Exchange Composite Transactions Index published in The Wall Street Journal, or if there were no sales on such date, the last quoted selling price on the nearest day after the relevant date, as determined by the Committee.

          2.17 "Grant Date" means, with respect to an Award, the date that the Award was granted.

          2.18 "Normal Retirement" means a Termination of
Employment by reason of the Executive's retirement at or after his or her "Normal Retirement Date" under the Retirement Plan for Salaried U.S. Employees of Transamerica Corporation and
Affiliates (or any successor thereto).

          2.19 "Option" means an option to purchase Shares which is granted under Section 5 and which is not intended to be an Incentive Stock Option under section 422 of the Code.
PAGE 14

          2.20 "Participant" means an Executive who has an outstanding Award.

          2.21 "Plan" means the Transamerica Corporation 1995
Performance Stock Option Plan, as set forth in this instrument and as hereafter amended from time to time.

          2.22 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act.

          2.23 "SEC" means the Corporation's Senior Executive
Committee (or any successor thereto).

          2.24 "SMC" means the Corporation's Senior Management
Council (or any successor thereto).

          2.25 "Section 16 Person" means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

          2.26 "Shares" means the shares of common stock of the Corporation.

          2.27 "Tandem Limited Stock Appreciation Right" or "TLSAR" means an Award granted under Section 6 in connection with a related Option, the exercise of which shall require forfeiture of the related Option or portion thereof (and when the Option is exercised, the TLSAR shall be similarly cancelled).

          2.28 "Termination of Employment" means a cessation of the employee-employer relationship between an Executive and the Corporation or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Early Retirement, Normal Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Corporation or an Affiliate.

                                 SECTION 3
                              ADMINISTRATION

          3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two
(2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who both are (a) "disinterested persons" under Rule 16b-3, and (b) "outside directors" under section 162(m) of the Code.

          3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power PAGE 15 to (a) determine which Executives shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Executives who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Except as provided in Section 4.3, after an Award has been granted, the Committee shall not reduce the Exercise Price of the Award (or cancel the Award and grant a substitute Award having a lower Exercise Price).

          3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Corporation; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under section 162(m) of the Code or Rule 16b-3.

          3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                 SECTION 4
                        SHARES SUBJECT TO THE PLAN

          4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 5,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

          4.2 Lapsed Awards. If an Award (or portion thereof) is cancelled, terminates, expires, or lapses for any reason other than failure of an Option to become exercisable due to the price of the Shares not reaching the Fair Market Value specified in the Award Agreement for the required time during the specified period, any Shares subject to such Award again shall be available to be the subject of an Award. If an Option (or portion thereof) is cancelled, terminates, expires, or lapses due to failure of the Option to become exercisable on account of the price of the Shares not reaching the Fair Market Value specified in the Award Agreement for the required time during the specified period, any Shares subject to such Option shall not be available to be the subject of another Award.
PAGE 16

          4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, distribution or other change in the corporate structure of the Corporation affecting the Shares, the Committee shall adjust the number and class of securities which may be delivered under the Plan, the number, class, and price of the securities subject to outstanding Awards, the prices set forth in Sections 5.4.1 and 5.4.2 (and if applicable, of Options granted pursuant to Section 5.4.6) and the numerical limit of Sections 5.1 and 6.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of Awards. Notwithstanding the preceding sentence, the number of Shares subject to any Award shall always be a whole number.

                                 SECTION 5
                                  OPTIONS

          5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Executives at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any calendar year, no Participant shall be granted Options covering more than 1,700,000 Shares.

          5.2 Option Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          5.3  Exercise Price.  The Exercise Price for each
Option shall be determined by the Committee in accordance with the provisions of this Section 5.3.

               5.3.1  Options Granted to SEC Members.  The
Exercise Price of Options that are granted on January 26, 1995, to members of the SEC shall be determined as follows. (The Fair Market Value of a Share on January 26, 1995, was $50.75 per Share.)

               (a) The Exercise Price for one of the Options granted to each such Executive shall be $60 per Share, The Option shall cover not more than 30% of the total Shares covered by all Options granted to the Executive on January 26, 1995.

               (b) The Exercise Price for one of the Options granted to each such Executive shall be $82 per Share. The Option shall cover not more than 30% of the total Shares covered by all Options granted the Executive on January 26, 1995. PAGE 17

               (c) The Exercise Price for one of the Options granted to each such Executive shall be $100 per Share. The Option shall cover not less than 40% of the total Shares covered by all Options granted to the Executive on January 26, 1995.

               (d) Notwithstanding the preceding, in the case of a member of the SEC who is expected to be eligible for Normal Retirement prior to January 1, 2002, (1) one of the Options granted to the Executive shall have an Exercise Price of $60 per Share and shall cover not more than 30% of the Shares covered by all Options granted to the Executive on January 26, 1995, and
(2) the other Option granted to the Executive shall have an Exercise Price of $82 per Share and shall cover the remaining balance of the Shares covered by all Options granted to the Executive on January 26, 1995.

               5.3.2 Options Granted to Other SMC Members. In the case of each Option that is granted on January 26, 1995, to a member of the SMC (but not of the SEC), the Exercise Price for 100% of the Shares covered by the Option shall be $100 per Share. (The Fair Market Value of a Share on January 26, 1995, was $50.75 per Share.)

               5.3.3 Options Granted After January 26, 1995. In the case of each Option that is granted after January 26, 1995, the Exercise Price of the Option shall be determined by the Committee in its discretion, provided that any such Exercise Prices shall represent an appropriate premium over the then Fair Market Value of a Share, as determined by the Committee.

          5.4 Exercisability of Options. Each Option shall become exercisable in accordance with the provisions of this
Section 5.4.

               5.4.1  Options Granted to SEC Members.  Each
Option that is granted on January 26, 1995, to an Executive who is a member of the SEC shall become exercisable in accordance with the provisions of this Section 5.4.1, but subject to the special rules of Sections 5.4.3, 5.4.4, and 5.4.5.

               (a)  With respect to an Option that has an
     Exercise Price of $60 per share, the right to exercise 33-1/3% of the Shares covered by the Option shall accrue on the third anniversary of the Grant Date, the right to exercise an additional 33-1/3% of such Shares shall accrue on the fourth anniversary of the Grant Date, and the right to exercise the remaining Shares shall accrue on the fifth anniversary of the Grant Date, provided in each case that the Participant remains an Executive on the applicable anniversary date.

               (b)  With respect to an Option that has an
     Exercise Price of $82 per share, the right to exercise 100%
PAGE 18

     of the Shares covered by the Option shall accrue on the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $82, provided that such tenth trading day occurs not later than five years after the Grant Date, and provided further that the Participant is an Executive on each such trading day (except to the extent provided in Sections 5.4.3 and 5.4.4).

               (c)  With respect to an Option that has an
     Exercise Price of $100 per share, the right to exercise 100% of the Shares covered by the Option shall accrue on the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $100, provided that such tenth trading day occurs not later than seven years after the Grant Date, and provided further that the Participant is an Executive on each such trading day (except to the extent provided in Sections 5.4.3 and 5.4.4).

               5.4.2 Options Granted to Other SMC Members. Each Option that is granted on January 26, 1995, to an Executive who is a member of the SMC (but not of the SEC) shall become exercisable as to 100% of the Shares covered by the Option on the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $100, provided that such tenth trading day occurs within seven years of the Grant Date, and provided further that the Participant is an Executive on each such trading day (except to the extent provided in Sections 5.4.3 and 5.4.4.

               5.4.3 Special Rule for Normal Retirement. If a Participant incurs a Termination of Employment on account of Normal Retirement, the following special rules shall apply (subject to Section 5.5). If within six months after the Participant's Normal Retirement, the right to exercise any particular Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service, changes in the Fair Market Value of the Shares or the occurrence of a Change of Control, the right to exercise such Shares shall accrue on the date that such right otherwise would have accrued. If more than six months following the Participant's Normal Retirement, the right to exercise any particular Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service, changes in the Fair Market Value of the Shares or the occurrence of Change of Control, the right to exercise a portion of such Shares shall accrue on the date that such right otherwise would have accrued. The Committee shall determine such portion on a pro-rata basis, based on the time elapsed from the Grant Date to the date of Normal Retirement and the vesting date. PAGE 19

               5.4.4 Special Rule for Disability or Death. If a Participant incurs a Termination of Employment on account of Disability or death, the following special rules shall apply (subject to Section 5.5). If the date of the Participant's Disability or death is within six months of the date when the right to exercise any Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service, changes in the Fair Market Value of the Shares or the occurrence of a Change of Control, the right to exercise such Shares shall accrue on the date that such right otherwise would have accrued. If the date of the Participant's Disability or death is more than six months prior to the date when the right to exercise any particular Shares would have accrued (had the Participant not incurred a Termination of Employment), by virtue of additional service, changes in the Fair Market Value of the Shares or the occurrence of a Change of Control, the right to exercise a portion of such Shares shall accrue on the date that such right otherwise would have accrued. The Committee shall determine such portion on a pro-rata basis, based on the time elapsed from the Grant Date to the date of Disability or death and the vesting date.

               5.4.5 Special Rule for Change of Control. With respect to each Option with an Exercise Price of $60 per share, if a Change of Control occurs prior to the Participant's Termination of Employment, the right to exercise 100% of the Shares subject to such Option shall accrue on the date that the Change of Control occurs.

               5.4.6  Options Granted After January 26, 1995.
The periods of exercisability of each Option that is granted after January 26, 1995, shall be determined by the Committee in its sole discretion.

          5.5 Expiration of Options. The expiration date for each Option shall be determined in accordance with the provisions of this Section 5.5.

               5.5.1 Options Granted to SEC and SMC Members. Each Option (or portion thereof) that is granted on January 26, 1995, to a Participant who is a member of the SEC or SMC shall terminate upon the first to occur of the following events:

               (a)  The expiration of ten years from the Grant
     Date (12 years in the case of Options with an Exercise Price of $100 per share); or

               (b) The expiration of three months from the date of the Optionee's Termination of Employment for a reason other than Early Retirement, Normal Retirement, Disability or death; or
PAGE 20

               (c) The expiration of three years from the date of the Optionee's Termination of Employment by reason of Disability; or

               (d) The expiration of five years from the date of the Optionee's Termination of Employment by reason of Early or Normal Retirement; or

               (e)  In the case of an Option referred to in
     Sections 5.4.1(b), 5.4.1(c) or 5.4.2 (or, if applicable, 5.4.6) which has not been exercised, the date on which the Option no longer may become exercisable (due to the failure of the Shares to reach the specified Fair Market Value for the required time during the specified period).

     In addition, an Option (or applicable portion thereof) with respect to which a related TLSAR has been granted shall terminate upon exercise of the related TLSAR.

               5.5.2 Special Rule for Death. Notwithstanding any contrary provision of Section 5.5.1, if the Optionee dies prior to the expiration of his or her Option in accordance with
Section 5.5.1, the Option shall terminate three years after his or her death.

               5.5.3  Options Granted After January 26, 1995.
The provisions for expiration of each Option that is granted after January 26, 1995, shall be determined by the Committee in its sole discretion.

          5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Corporation (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Corporation in full in cash. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or
(b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Corporation shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

          5.7  Restrictions on Share Transferability.  The
Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as needed to comply with applicable Federal securities laws, the requirements of any
PAGE 21

national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

                                 SECTION 6
                 TANDEM LIMITED STOCK APPRECIATION RIGHTS

          6.1 Grant of TLSARs. Subject to the terms and provisions of the Plan, TLSARs may be granted to Executives at any time and from time to time as determined by the Committee in its sole discretion, provided that such grants shall be only in conjunction with all or any part of any Option, and may be granted either at or after the Grant Date of the Option. A TLSAR (or applicable portion thereof) granted with respect to a given Option shall terminate upon the termination or exercise of the related Option. The Committee, in its sole discretion, shall determine the number of Shares subject to each TLSAR, provided that during any calendar year, no Participant shall be granted TLSARs covering more than 235,000 Shares.

          6.2 TLSAR Agreement. Each TLSAR shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the TLSAR, the number of Shares to which the TLSAR pertains, any conditions to exercise of the TLSAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          6.3 Exercise Price. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the Exercise Price of each TLSAR, provided that such Exercise Price shall be not less than 100% of the Fair Market Value of a Share on the Grant Date.

          6.4 Exercisability. Each TLSAR which has not otherwise expired shall become exercisable immediately upon the occurrence of a Change of Control, provided that in no event may a TLSAR granted to a Section 16 Person become exercisable until at least six months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

          6.5 Expiration of TLSARs. The Committee, in its sole discretion, shall determine when each TLSAR shall expire, provided that (a) no TLSAR may have a term longer than would be permitted by applying the rules of Section 5.5 (regarding the expiration of Options), and (b) each TLSAR shall terminate no later than the last day of the period of 60 consecutive days which begins on the date of the Change of Control.

          6.6  Payment of TLSAR Amount.  Upon exercise of a
TLSAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:
PAGE 22

          (a) The amount by which the Change of Control Value of a Share on the date of exercise exceeds the Exercise Price;
     times

          (b) The number of Shares with respect to which the TLSAR is exercised.

          Each TLSAR shall be paid in cash, provided that if the Committee determines that any such payment would cause a Change of Control transaction to be ineligible for pooling of interests accounting under APB No. 16, which transaction (but for such payment) otherwise would have been eligible for such accounting treatment, the Committee, in its sole discretion, may determine that any TLSAR shall be paid in Shares having a Fair Market Value equal to the cash amount foregone.

                                 SECTION 7
                               MISCELLANEOUS

          7.1 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Corporation and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.

          7.2 Participation. No Executive shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

          7.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from
(a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Corporation may have to indemnify them or hold them harmless.
PAGE 23

          7.4 Successors. All obligations of the Corporation under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition, of all or substantially all of the business or assets of the Corporation.

          7.5 Beneficiary Designations. If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Option shall be transferred in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, and subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate. This
Section 7.5 shall not be effective until specifically authorized by the Committee.

          7.6 Domestic Relations Orders. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights. This
Section 7.6 shall not be effective until specifically authorized by the Committee.

          7.7 Bona Fide Gifts. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred, by bona fide gift and not for any consideration, to a member of the Participant's immediate family or tax-qualified, not for profit organization. This
Section 7.7 shall not be effective until specifically authorized by the Committee.

          7.8 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will,
(b) by the laws of descent and distribution, or (c) to the limited extent provided in Sections 7.5, 7.6, and 7.7. Except as provided in Sections 7.6 and 7.7, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

          7.9 No Rights as Stockholder. No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Corporation with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Corporation or its PAGE 24 transfer agents or registrars, and delivered to the Participant
(or beneficiary).

                                 SECTION 8
                   AMENDMENT, TERMINATION, AND DURATION

          8.1 Amendment or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, (a) if and to the extent required to maintain the Plan's qualification under Rule 16b-3 and/or Section 162(m) of the Code, any such amendment shall be subject to stockholder approval, and (b) the amendment or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to any Participant.

          8.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 8.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

                                 SECTION 9
                              TAX WITHHOLDING

          9.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          9.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Corporation withhold otherwise deliverable Shares, or
(b) delivering to the Corporation already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
PAGE 25

                                SECTION 10
                            LEGAL CONSTRUCTION

          10.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          10.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          10.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          10.4 Securities Law Compliance.  With respect to
Section 16 Persons and unless otherwise specifically determined by the Committee, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          10.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

          10.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

PAGE 26
                                                                Exhibit 5.1

                             November 6, 1995

Transamerica Corporation
600 Montgomery Street
San Francisco, CA 94111

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Transamerica Corporation 1995 Performance Stock Option Plan (the "Plan"), of up to 5,000,000 shares of common stock, $1.00 par value ("Common Stock"), of Transamerica Corporation, a Delaware corporation (the "Company").

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 5,000,000 shares of Common Stock to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid, and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                              Very truly yours,

                              ORRICK, HERRINGTON & SUTCLIFFE

                                                               Exhibit 23.1



                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 to be filed November 14, 1995) and related Prospectus of Transamerica Corporation for the registration of 5,000,000 shares of its common stock, issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and to the incorporation by reference therein of our report dated February 15, 1995 with respect to the consolidated financial statements and schedules of Transamerica Corporation included and incorporated by reference in its Annual Report (Form 10K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


Ernst & Young LLP


San Francisco, California
November 9, 1995

PAGE 28
                                                               Exhibit 24.1

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.






                              /s/ Myron Du Bain
                              Myron Du Bain

                              Dated: October 31, 1995
PAGE 29

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.







                              /s/ Samuel L. Ginn
                              Samuel L. Ginn

                              Dated: October 31, 1995
PAGE 30

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.







                              /s/ James R. Harvey
                              James R. Harvey

                              Dated: October 31, 1995
PAGE 31

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.






                              /s/ Frank C. Herringer
                              Frank C. Herringer

                              Dated: October 31, 1995
PAGE 32

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.







                              /s/ Gordon E. Moore
                              Gordon E. Moore

                              Dated: October 31, 1995
PAGE 33

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.







                              /s/ Toni Rembe
                              Toni Rembe

                              Dated: October 31, 1995
PAGE 34

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.







                              /s/ Condoleezza Rice
                              Condoleezza Rice

                              Dated: October 31, 1995
PAGE 35

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.







                              /s/ Charles R. Schwab
                              Charles R. Schwab

                              Dated: October 31, 1995
PAGE 36

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.







                              /s/ Forrest N. Shumway
                              Forrest N. Shumway

                              Dated: October 31, 1995
PAGE 37

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned hereby constitutes and appoints BURTON
E. BROOME, SHIRLEY H. BUCCIERI, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 5,000,000 shares of common stock of Transamerica Corporation issuable under the Transamerica Corporation 1995 Performance Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective on and after November 1, 1995.







                              /s/ Peter V. Ueberroth
                              Peter V. Ueberroth

                              Dated: October 31, 1995